UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2025

Elevation Oncology, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-40523	84-1771427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1900 Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)

(716) 371-1125
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by Elevation Oncology, Inc. (the “Company” or “Elevation”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2025, the Company entered into an Agreement and Plan of Merger, dated as of June 8, 2025 (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Concentra”), and Concentra Merger Sub VI, Inc., a Delaware corporation and a wholly owned subsidiary of Concentra (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on July 23, 2025, Merger Sub completed a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock” and shares of Common Stock, “Shares”), in exchange for (i) $0.36 in cash per Share (the “Cash Amount”); plus (ii) one non-transferable contractual contingent value right per Share (each, a “CVR,” and each CVR together with the Cash Amount, the “Offer Price”), which CVR represents the right to receive potential payments pursuant to the terms and subject to the conditions of the contingent value rights agreement (the “CVR Agreement”), dated July 23, 2025, by and among Concentra, Merger Sub, Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company, and Fortis Advisors LLC, a Delaware limited liability company, all subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated June 23, 2025 ( the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may have been amended or supplemented, constituted the “Offer”).

The Offer expired one minute after 11:59 p.m. Eastern Time on Tuesday, July 22, 2025. According to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, a total of 39,773,172 Shares were validly tendered, and not validly withdrawn, representing approximately 67.09% of the outstanding Shares. The number of Shares tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Merger Sub accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on July 23, 2025 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than any Shares held in the treasury of the Company, owned by Parent, Merger Sub or any other subsidiary of Parent, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, was converted into the right to receive the Offer Price without interest, less any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders, (i) each option to purchase Shares from the Company (“Company Stock Options,” and each, a “Company Stock Option”) was accelerated and (A) each Company Stock Option with an exercise price per share less than the Cash Amount (each, an “In-the-Money Option”) was cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option received in consideration of the cancellation of such In-the-Money Option (x) an amount in cash without interest, less any applicable tax withholding, equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per Share underlying such In-the-Money Option by (2) the number of Shares underlying such In-the-Money Option as of immediately prior to the Effective Time and (y) one CVR for each Share underlying such In-the-Money Option, and (B) each Company Stock Option that had an exercise price per share equal to or greater than the Cash Amount was cancelled for no consideration; and (ii) the vesting for each restricted stock unit of the Company (“Company Restricted Stock Units,” and each, a “Company Restricted Stock Unit”) was accelerated and each Company Restricted Stock Unit that was outstanding was cancelled and, in exchange therefor, the holder of such cancelled Company Restricted Stock Unit received in consideration of the cancellation of such Company Restricted Stock Unit (A) an amount in cash without interest, less any applicable tax withholding, equal to the Cash Amount and (B) one CVR. In addition, at the Effective Time, the holders of the Company's outstanding warrants to purchase 22,050,000 Shares issued in connection with those certain Common Stock Purchase Warrants, dated as of June 13, 2023, among the Company and the purchasers identified therein, received an amount in cash equal to the Black Scholes Value (as defined in such Common Stock Purchase Warrants).

The foregoing description of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 9, 2025 and the full text of the CVR Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 9, 2025, both of which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on July 23, 2025 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations and New Director and Officers

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of Steven A. Elms, R. Michael Carruthers, Julie M. Cherrington, Ph.D., Timothy P. Clackson, Ph.D., Darcy Mootz, Ph.D., and Alan B. Sandler, M.D., resigned from the board of directors of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Kevin Tang. The executive officers of Merger Sub immediately prior to the Effective Time were: (i) Mr. Tang, Chief Executive Officer; (ii) Michael Hearne, Chief Financial Officer; (iii) Ryan Cole, Chief Operating Officer; (iv) Stew Kroll, Chief Development Officer; and (v) Thomas Wei, Chief Business Officer.

Information regarding the new director and executive officers of the Surviving Corporation has been previously disclosed in Schedule A to the Offer to Purchase, which is incorporated herein by reference.

Furlong Separation Agreement

In connection with the Merger, the Company terminated the employment of Tammy Furlong, as the Company’s Interim Chief Executive Officer, and Chief Financial Officer, effective as of July 23, 2025 (the “Separation Date”), without cause.

In connection with Ms. Furlong’s departure, the Company entered into a separation agreement with Ms. Furlong (the “Furlong Separation Agreement”). Pursuant to the Furlong Separation Agreement, Ms. Furlong will receive the following: (i) a gross amount equal to 12 months of her base salary and 100% of her annual target bonus, each as in effect as of the Separation Date, less applicable state and federal payroll deductions, payable in a cash lump-sum; (ii) a gross amount of $600,000, less applicable state and federal payroll deductions, payable in a cash lump sum; and (iii) 100% accelerated vesting of all then-unvested and outstanding equity awards as of the Separation Date. The Furlong Separation Agreement also contains a general release of claims by Ms. Furlong.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth on Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1+
Agreement and Plan of Merger”, dated June 8, 2025, by and among Concentra Biosciences, LLC, Concentra Merger Sub VI, Inc. and Elevation Oncology, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 8, 2025).

2.2+
Contingent Value Rights Agreement, dated July 23, 2025, by and among Concentra Biosciences, LLC, Concentra Merger Sub VI, Inc., Broadridge Corporate Issuer Solutions, LLC and Fortis Advisors LLC (incorporated herein by reference to Exhibit (d)(6) to the Schedule TO-T/A filed by Concentra Merger Sub IV, Inc. on July 23, 2025).

3.1	Restated Certificate of Incorporation, as amended, of Elevation Oncology, Inc.
3.2	Amended and Restated Bylaws of Elevation Oncology, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+
Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVATION ONCOLOGY, INC.

Date: July 23, 2025	By:	/s/ Tammy Furlong
Tammy Furlong Interim Chief Executive Officer, and Chief Financial Officer